Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 14, 2000, on our audits of the consolidated financial statements of Britton & Koontz Capital Corporation and Subsidiary as of December 31, 1999 and 1998 and for each of the years then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

Vicksburg, Mississippi
December 1, 2000


/s/ May and Company